Exhibit 99.1

Soluna Executes Equipment Supply Agreement with Cormint for 12 MW Kati 1 Deployment

Agreement is a blueprint for future deployments across pipeline

ALBANY, NY, February 3, 2026 – Soluna Holdings, Inc. (“Soluna” or the “Company”) (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, including Bitcoin mining and AI, today announced that it has executed an Equipment Supply Agreement with Cormint Data Systems (“Cormint”), a Texas based firm that has designed, delivered, and operationalized more than 130MW of data center infrastructure, to support a 12 MW deployment at Project Kati 1 in Willacy County, Texas.

Under the agreement, Cormint will design, procure, and deliver eight modular data center units for Soluna’s 12 MW Kati 1 deployment. The modular units are fully integrated compute containers equipped with pre-terminated transformers, power distribution, cooling, monitoring, and racking systems, enabling efficient deployment by minimizing on-site labor and accelerating energization timelines.

“Project Kati is our blueprint for Renewable Computing at scale, and this agreement set the stage for accelerating the scale of our platform,” said John Belizaire, CEO of Soluna. “By securing modular, integrated infrastructure for the Kati deployment, we’re aligning equipment delivery with available clean power and building in the flexibility to scale as demand evolves.”

The eight modular units feature a patented pre-fabricated design that enables rigorous full-system testing and quality control checks before any infrastructure arrives at the site. Cormint’s ability to deliver a battle-tested, plug-and-play system is expected to enable the Soluna team to rapidly deploy and energize compute load at scale. The modular units come equipped with integrated 2MW transformers, main distribution panels featuring smart main breakers, pre-terminated power distribution units, high-performance cooling and ventilation systems, sensor suites, monitoring tools, universal racking, and all necessary cabling and hardware. Manufacturing is underway, with delivery targeted for Q1 of 2026 and commissioning expected by Q2 of 2026.

“The market is demanding speed and certainty, and modular infrastructure is one of the most practical ways to deliver both,” said Jamie McAvity, CEO of Cormint. “This agreement supports Soluna’s ability to deploy quickly at Project Kati with standardized, fully integrated units designed for repeatability, streamlined installation, and reliable operations.”

Project Kati is Soluna’s wind-powered data center campus in South Texas. Kati 1 is an 83 MW site dedicated to Bitcoin mining. The 12 MW deployment supported by this agreement represents an initial modular deployment at Kati 1 and supports Soluna’s approach to repeatable, renewable-powered digital infrastructure.

More information on Project Kati and Soluna’s data center projects is available at www.solunacomputing.com.

Safe Harbor Statement by Soluna

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business, our expectations with respect to the equipment supply agreement with Cormint and the anticipated 12 MW deployment at Project Kati 1, and other statements that are predictive in nature. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident,” and similar statements. Soluna may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (“SEC”), in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the SEC. All information provided in this press release is as of the date of the press release, and Soluna undertakes no duty to update such information, except as required under applicable law.

About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower, using computing as a catalyst. The Company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

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Soluna regularly posts important information on its website and encourages investors and potential investors to consult the Soluna investor relations and investor resources sections of its website regularly.

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West of Fairfax for Soluna

Soluna@westof.co